SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [x]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[x]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Under Rule 14a-12

[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                        MCKENZIE BAY INTERNATIONAL, LTD.
                (Name of Registrant as specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1) Amount previously paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:



-------------------------------------------------------------------------------

                        McKenzie Bay International, Ltd.
                               3362 Moraine Drive
                           Brighton, Michigan  48114


May 5, 2004

To Our Stockholders,

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of McKenzie Bay International, Ltd. The meeting will be held at the Marriott Hotel, 30559 Flynn Road, Romulus, Michigan, on Thursday, June 3, 2004, at 1:30 p.m., local time.

On the following pages, you will find the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement and enclosed proxy card are being furnished to stockholders on or about May 5, 2004. A report on McKenzie Bay's activities and its outlook for the future also will be presented at the meeting.

It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return as soon as possible the enclosed proxy card. You may return your proxy card by mail or by facsimile. Please refer to the enclosed proxy card for instructions. Sending a proxy will not affect your right to vote in person if you attend the meeting. However, if you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian and bring it with you to the meeting.

                                                        Respectfully,


Brighton, Michigan                                      Gary L. Westerholm
May 5, 2004                                             President and Chief
                                                        Executive Officer





Your Vote is Important.  Even if You Plan to Attend the Meeting,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.





3362 Moraine Drive
Brighton, Michigan  48114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of McKenzie Bay International, Ltd. will be held at the Marriott Hotel, 30559 Flynn Road, Romulus, Michigan, on Thursday, June 3, 2004, at 1:30 p.m., local time, for the following purposes:

(1)     To elect nine directors to serve one-year terms expiring in 2005;

(2)     To conduct such other business as may properly come before the meeting.

Only stockholders of record as of the close of business on April 21, 2004 are entitled to notice of and to vote at the Annual Meeting.

 A copy of the SEC Form 10-KSB for the fiscal year ended September 30, 2003 is enclosed with this Notice. The Proxy Statement and enclosed proxy card are being furnished to stockholders on or about May 5, 2004.


By Order of the Board of Directors,

Brighton, Michigan                                John W. Sawarin
May 5, 2004                                       Secretary






Your Vote is Important.  Even if You Plan to Attend the Meeting,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.




MCKENZIE BAY INTERNATIONAL, LTD.

975 Spaulding
Grand Rapids, Michigan 49546


ANNUAL MEETING OF STOCKHOLDERS

May 5, 2004


PROXY STATEMENT

This Proxy Statement and the enclosed proxy card are being furnished to stockholders of common stock of McKenzie Bay International, Ltd. (the "Company") on or about May 5, 2004, in connection with the solicitation of proxies by the Board of Directors to be voted at the 2004 Annual Meeting of Stockholders which will be held on Thursday, June 3, 2004, at 1:30 p.m., local time, and at any adjournment of that meeting. The Annual Meeting will be held at the Marriott Hotel, 30559 Flynn Road, Romulus, Michigan.

The purpose of this Annual Meeting is to consider and vote upon: (a) the election of nine directors to serve one-year terms expiring in 2005 and (b) the transaction of any other business that may properly come before the meeting. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the Annual Meeting. If you specify a choice, the shares represented by proxy will be voted as specified. If you do not specify a choice, your shares represented by proxy will be voted for the election of all nominees named in this Proxy Statement and in accordance with the discretion of the person named as proxy on any other matters that may come before the meeting or any adjournment of the meeting.

The presence in person or by proxy of the holders of a majority of shares entitled to vote at the meeting is necessary to constitute a quorum. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

If you sign and return the enclosed proxy card (either by mail or facsimile) you may revoke it at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company at the address set forth above or by attending and voting at the Annual Meeting.

The Company does not know of any matter to be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders. If any other matter should properly come before the meeting, the persons named in the proxy will have discretionary authority to vote in accordance with their judgment.



ELECTION OF DIRECTORS

The Board of Directors proposes that the following directors be elected to one-year terms expiring in 2005:

Gary L. Westerholm
Gregory N. Bakeman
John W. Sawarin
Rocco J. Martino
Stephen D. McCormick
Donald C. Harms
Doris F. Galvin
John J. DiMora
John A. Popp

This Proxy Statement contains more information about the director nominees. The nominees presently are directors of the Company whose terms will expire at the 2004 Annual Meeting of Stockholders. Unless otherwise directed by a stockholder's proxy, the person named as proxy intends to vote for the nominees identified above. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any nominee is unable to serve or is otherwise unavailable for election, which is not now anticipated, the Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

A plurality of the shares present in person or represented by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election, and these shares will be deducted from the total shares of which a plurality is required.

Your Board of Directors Recommends That You
Vote FOR the Election of All Nominees as Directors


VOTING SECURITIES

Holders of record of common stock, $0.001 par value ("Common Stock"), at the close of business on April 21, 2004, are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournment of the meeting. As of March 5, 2004, 25,450,504 shares of the Company's Common Stock were issued and outstanding. You are entitled to one vote on each matter presented for stockholder action for each share of Common Stock registered in your name at the close of business on the record date. You cannot vote your shares unless you are present at the Annual Meeting or represented by proxy.



SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as to each person known to the Company to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock as of March 5, 2004. The number of shares stated is based on information provided by each person or entity listed and includes shares personally owned of record by the person or entity and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.


                      Amount and Nature of
              Beneficial Ownership of Common Stock

                               Sole Voting  Shared Voting
                                   and           or           Total    Percent
Name of                        Dispositive   Dispositive    Beneficial    of
Beneficial Owner                 Power(1)     Power(2)     Ownership(1) Class(3)
----------------------        ------------- ------------- ------------- --------

Gary L. Westerholm
3362 Moraine Drive
Brighton, Michigan 48114         968,000      4,245,200     5,213,200     19.6%

Gregory N. Bakeman,
Chief Financial Officer
, Treasurer and Director
567,500
1,200
568,700
2.2%


John W. Sawarin
3362 Moraine Drive
Brighton, Michigan 48114       1,580,000        814,600     2,394,600      9.1%

Stephen D. and
Karen A. McCormick
3362 Moraine Drive
Brighton, Michigan 48114       6,246,967      3,473,081     9,720,048     30.6%

SOQUEM, INC.
1000, route de l'Eglise,
bureau 500
Sainte-Foy Quebec CANADA
G1V 3V9                        1,520,133             --     1,520,133      6.0%

John A. Popp
P.O. Box 2917
Midland, MI 48640                  - - -      1,445,430     1,445,430      5.7%
____________________________________

(1) These numbers include shares that may be acquired through options that are exercisable within 60 days after March 5, 2004

(2) These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses or children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(3) These percentages represent the number of shares owned by each beneficial owner as of February 7, 2003, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options and/or warrants within 60 days by each after March 5, 2004, as a percentage of the total of all outstanding shares as of March 5, 2004, plus the total of all shares that may be acquired through the exercise of outstanding stock options and/or warrants by each beneficial owner within 60 days after March 5, 2004.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned as of March 5, 2004, by each of the Company's Chief Executive Officer, directors and all of the Company's directors and executive officers as a group. The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

                      Amount and Nature of
              Beneficial Ownership of Common Stock

                               Sole Voting  Shared Voting
                                   and           or           Total    Percent
Name of                        Dispositive   Dispositive    Beneficial    of
Beneficial Owner                 Power(1)     Power(2)     Ownership(1) Class(3)
----------------------        ------------- ------------- ------------- --------

Gary L. Westerholm,
Chief Executive Officer,
President and Director           968,000     4,245,200(4)    5,213,200    19.6%

Gregory N. Bakeman,
Chief Financial Officer,
Treasurer and Director           567,500         1,200         568,700     2.2%

John W. Sawarin,
Secretary,
Vice President-Product
Marketing and Director         1,580,000       814,600(5)    2,394,600     9.1%

Rocco J. Martino,
Director                         230,000       604,698(6)      834,698     3.2%

Stephen D. McCormick,
Director                       6,246,967     3,473,081(7)    9,720,048    30.6%
Donald C. Harms,
Director                          93,750        55,168(8)      148,918     0.6%

Doris F. Galvin                    2,000                         2,000       *

All directors and executive
officers as a group            9,688,217     9,207,906      18,896,123    54.7%


 *      Less than 1%

(1) These numbers include shares held directly and shares that may be acquired through options that are exercisable within 60 days after March 5, 2004. The number of shares that may be acquired through options that are exercisable within 60 days after March 5, 2004, for each listed person is as follows:

Gary L. Westerholm        963,500
Gregory N. Bakeman        555,000
John W. Sawarin           780,000
Rocco J. Martino          230,000


Stephen D. McCormick    6,216,667
Donald C. Harms            93,750
Doris F. Galvin            - - -
All directors and executive
  officers as a group
                        8,838,917

(2) These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses or children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(3) These percentages represent the number of shares owned by each beneficial owner as of March 5, 2004, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each after March 5, 2004, as a percentage of the total of all outstanding shares as of March 5, 2004, plus the total of all shares that may be acquired through the exercise of outstanding stock options by each beneficial owner within 60 days after March 5, 2004.

(4) The shares reported include the following: (a) 3,957,700 shares held by The Westerholm Family Living Trust, dated June 8, 1995, a revocable trust of which Mr. Westerholm is co-trustee and a beneficiary; (b) 200,000 shares held by Mr. Westerholm's spouse; and (c) 87,500 shares owned by Mr. Westerholm's son who resides in his household.

(5) The shares reported include the following: (a) 754,600 shares held by Mr. Sawarin's spouse; and (b) 60,000 options that may be acquired by Mr. Sawarin's spouse through options that are exercisable within 60 days after March 5, 2004.

(6) The shares reported are held by Martino Investment Partners L.P., of which Mr. Martino and his spouse are general partners.

(7) The shares reported include the following: (a) 2,535,018 shares held jointly by Mr. McCormick and his spouse; (b) 938,063 shares held by McCormick Incorporated, a company of which Mr. McCormick is President and a shareholder; and (c) 6,216,667 shares that may be acquired by Mr. McCormick through the exercise of outstanding options within 60 days after March 5, 2004.

(8) The shares reported are held by The Harms Family Living Trust, dated December 31, 1983, a revocable trust of which Mr. Harms is co-trustee and a beneficiary.


BOARD OF DIRECTORS

The Company's Board of Directors is currently set at nine members, all of whom are standing for reelection. Biographical information is presented below for each person who is nominated for election as a director at the 2004 Annual Meeting of Stockholders. Unless otherwise noted, each nominee for director has had the same principal employment for the last five years.


Nominees for Election to Terms Expiring in 2005

Gary L. Westerholm (age 59) has been a director since 1999 and has served as President and Chief Executive Officer since February 1999. In 1996, Mr. Westerholm co-founded McKenzie Bay Resources. Mr. Westerholm, a certified public accountant, established the certified public accounting firm of Gary Westerholm CPA, PC in 1981, which operated until Mr. Westerholm sold the firm in 1995. In 1985, Mr. Westerholm co-founded London Aggregate Ltd., an open-pit mining company which was sold to SE Johnson & Company in 1994. In 1995, Mr. Westerholm received his Series 7 marketing securities license from the NASD and worked as a registered representative of Linsco Private Ledger, a stock brokerage firm located in Plymouth, Michigan until he resigned in 1997 to found the Company. Mr. Westerholm is a member of the Michigan Association of Certified Public Accountants and the American Institute of Certified Public Accountants.

Gregory N. Bakeman (age 48) has been a director since 2000 and has served as Chief Financial Officer since February 2001 and Treasurer since December 2001. Before joining the Company, Mr. Bakeman was President and Chief Executive Officer of Newlefe Group, Inc., a corporate finance consulting company. From 1999 to 2000, Mr. Bakeman served as Chief Financial Officer of Micro-C Technologies, Inc., a manufacturer of computer chip production equipment, which was sold to Kokusai Electric, Ltd. in March 2000. From 1997 to 1999, Mr. Bakeman was a Vice President in the Investment Banking Department of First of Michigan Corporation (a Fahnestock & Co. wholly owned subsidiary). From 1996 to 1997, Mr. Bakeman served as Vice President-Business Development with Fleet Capital Corporation, an asset based lending company.

John W. Sawarin (age 69) has been a director since 1999 and has served as Secretary since 1999 and Vice President-Product Marketing since January 2003. Mr. Sawarin previously served as Treasurer from 1999 to March 2002. In 1996, Mr. Sawarin co-founded McKenzie Bay Resources. From 1961 to 1996, Mr. Sawarin was employed by Sandoz Canada Inc., a subsidiary of Sandoz Pharma AG, in various capacities, including from 1982 to 1996 serving as Regional Sales Manager, National Training and Development Manager and National Sales Manager. From 1987 to 1990, Mr. Sawarin was a director, and from 1990 to 1992 Chairman, of the Association of Pharmaceutical Medical Representatives (now named Consul for Continuing Pharmaceutical Education), the education division of the Pharmaceutical Manufacturers Association of Canada. From 1996 to 1998, Mr. Sawarin served as a consultant to Novartis Pharma Canada, a division of Novartis International AG, the company formed as a result of the merger of Sandoz and Ciba-Giegy Corp.; Bioniche Inc., a biotechnology company then located in London, Ontario; and to Zymaxx Communications, a publishing company then located in London, Ontario. Since 1996, Mr. Sawarin has been Secretary, Treasurer and a director of Xemac Resources, Inc., a Quebec mining company listed on the Canadian Venture Exchange under the symbol "XEM."

Rocco J. Martino (age 49) has been a director since 1999. Since 1989, Mr. Martino, a certified public accountant, has been a partner with LaSalle Capital Group Inc., a private equity group that pursues the acquisition of small- to middle-market companies, principally in the manufacturing and niche-distribution sectors. Mr. Martino worked for Price Waterhouse in Chicago from 1979 to 1989, spending his last six years in the Mergers and Acquisitions Group. After being promoted to partner at Price Waterhouse, Mr. Martino joined LaSalle Capital Group. Since 1995, Mr. Martino has been the Chairman of the general partnership that manages National Metalwares, L.P., a manufacturer, fabricator and finisher of welded steel tubing and tubular components. Since 1992, Mr. Martino has served as director of Precision Products Group, Inc., a producer of precision custom springs and tubes for various industries, including automotive, electrical, office equipment, agricultural and medical. Since 2000, Mr. Martino has been Chairman of Simplex Manufacturing Company, a manufacturer of aviation fire suppression systems, agricultural spraying systems and other airborne accessory systems. From 1989 to 2000, Mr. Martino was a director and general partner of one of the two general partners of Wm. E. Wright L.P., a manufacturer and distributor of various sewing notions and craft items sold through numerous retail and industrial outlets. Mr. Martino earned a Bachelors degree in Business Administration- Finance from Notre Dame University in 1976, and a Masters degree in Business Administration from Loyola University, Chicago, in 1978.

Stephen D. McCormick (age 58) has been a director since July 26, 2002. Since 1997, Mr. McCormick has served as President of McCormick Incorporated, a holding company that owns businesses involved in the construction industry. Since 1987, Mr. McCormick has served as Executive Vice President of Northern Improvement Company, a company focused on road building and movement of earth materials, and Vice President of McCormick Construction Equipment Company, both subsidiaries of
McCormick Incorporated.   Mr. McCormick joined Northern Improvement Company in
1969 and served in various positions, including Field Supervisor from 1969 to 1971, Field Operations Manager from 1971 to 1975, Vice President of Operations and Equipment from 1975 to 1984 and Senior Vice President of Operation from 1984 to 1987. From 1967 to 1969, Mr. McCormick served in the United States Army in the US Army Corp of Engineers.

Donald C. Harms (age 62) has been a director since November 12, 2002. Mr. Harms is a principal of Larson, Harms & Bibeau, P.C., a law firm located in Farmington Hills, Michigan. Mr. Harms has served as outside general counsel to the Company since April 1999.

Doris F. Galvin (age 49) has been a director since March 1, 2004. Ms. Galvin is self-employed as a consultant and is the owner of an art gallery. From 1979 to 2002, Ms. Galvin was a Senior Vice President - Global Development of CMS Energy, a company engaged in international business development, strategy and investment.

John J. DiMora (age 56) has been a director since May 1, 2004. Mr. DiMora is the owner and operating principal of Keller Williams Realty, a regional real estate sales franchise which owns 22 offices throughout Michigan and northern Ohio. Mr. DiMora is also the owner and operating principal of Keller Williams Northville Market Center, a realty office in Northville, Michigan.

John A. Popp (age 67) has been a director since May 1, 2004. Mr. Popp was the founder and is presently the Chairman of the Board of M.A.P. Mechanical Contractors, Inc. of Midland, Michigan. He is the founder and presently Secretary and Treasurer of Enviro Tech Coatings, LLC, a high-tech metal coating business and is also the founder of Space Venture, LLC, a real estate development company in the State of Michigan.


SIGNIFICANT EMPLOYEES

Jacquelin Dery (age 63) has been an Executive Officer and Director of Dermond, Inc. since 1966. He is a professional engineer educated at Ecole Polytechnique, University of Montreal, with a degree in electrical engineering. In 1996, he co-formed Dermond, Inc. to improve existing vertical axis wind turbine technology to fulfill the specific needs of isolated diesel-driven electrical grids. From 1974 to 1996, he worked for Hydro-Quebec where he was responsible for overall management of a $140,000,000.00 project to build a new 70MW diesel-driven power plant, provided technical direction over conceptual engineering, detail engineering, installation and testing of a $28,000,000.00 project for a new type of 4MW vertical axis wind power generator, and provided direction of a technical study aimed at replacing a 10MW emergency diesel power plant in the Gentilly nuclear facility. Prior to joining Hydro-Quebec from 1971 to 1974, he worked for Sonatrach, Skikda, Algeria where he implemented a maintenance management system in a newly-built Natural Gas Liquefaction plant. From 1968-1971, he worked for the Atomic Energy Of Canada Ltd, Whiteshell Nuclear Research Establishment, Pinawa, Manitoba, Canada, where he performed conceptual studies and direction of detail engineering for installing experimental research loops at the Nuclear Research Establishment, including in-core nuclear reactor experimental loops. Mr. Dery is a Member of "Ordre des IngEnieurs du QuEbec."

Laurent B. Mondou (age 64) has been an executive officer and director of Dermond since 1966. He is a Professional Engineer, educated at Ecole Polytechnique, University of Montreal with a degree in Civil Engineering, and Ecole des Hautes Etudes Commerciales, University of Montreal, Montreal, Quebec, Canada where he has a degree in Business Administration. In 1996 he co-formed Dermond. From 1995-1996 and 1990-1991, he worked for Kamyr Enterprises Inc. where he prepared market studies, a 3-year strategic plan, project proposals and was the contact for senior executives in pulp and paper industries and government authorities. From 1993 to 1994, he worked for gestion Lehoux et Tremblay Inc. where he provided engineering for revamping power and pulp and paper plants, prepared studies on cogeneration plants and gave construction expertise. From 1991 to 1992 he worked for Arno Electric Ltd. where he developed a mechanical and piping division for industrial sectors, including aluminum, pulp and paper, hydraulic power, electrical substations and cogeneration. From 1989 to 1990, he worked for Dominion Bridge where he developed a mechanical and piping division for industrial sectors including aluminum, pulp and paper, hydraulic power, electrical substations, cogeneration, refinery and metallurgy. From 1974 to 1989, he worked for BG Checo International Ltd. where he lead business development for industrial projects such as petro-chemistry, pulp and paper,
metallurgy and oil rigs.   From 1963-1973 he provided construction management on
industrial projects for SNC Inc. Mr. Mondou is a Member of "Ordre des IngEnieurs du QuEbec."

Michel Garon (age 52) has been General Manager of Lac DorE since November 2002. Mr. Garon's career has been in mining, performing a variety of management functions for more than 20-years. From 1995 until joining Lac DorE Inc. in November 2002, Mr. Garon was General Manager for Noranda's Matagami Mine, in charge of two underground mining operations (annual operating budget - $35MM), including a concentrator and all the ancillary services. He was also responsible for the construction and development of a new underground operation (investment - $85 MM). He was Vice President of smelting operations for the Brunswick Mining and Smelting Corporation Ltd in New Brunswick, Manager of the Opemiska Division of Minnova Inc. including three underground mines, a concentrator and all the ancillary services, and was superintendent of several operations from 1981 - 1987. Mr. Garon has a Masters in Applied Sciences, Ecole Polytechnique of Montreal, 1976 and Bachelor in Applied Sciences, Mining Engineering, Ecole Polytechnique of Montreal, 1975.

Jan Mracek (age 47) has been Director of Technology of Lac Dore since January, 2003. Mr. Mracek is a Metallurgist with 22 years of experience in hydrometallurgy, in both research and plant operations. Mr. Mracek was responsible for technical research, design and commissioning of new technologies, including the development of an innovative vanadium recovery and refining process for McKenzie Bay. In operations, he focused on new technologies and improved plant performance. His responsibilities have included process selection, development and design; preparation of P&IDs and flow sheets; vendors evaluation; and selection of process equipment. Mr. Mracek has worked as a Metallurgist for SNC-Lavalin Engineers & Contractors Inc., Toronto, Ontario and Rustenburg Base Metals Refiners (Pty) Ltd., Rustenburg, South Africa; Plant Superintendent, Rhombus Vanadium (Pty) Ltd., Rustenburg, South Africa; Technical Development Manager, Hydrometallurgical Plant Bruntal, Bruntal, Czech Republic, and Researcher to Head of Metals Productions Department, Research Institute of Metals, Panenske Brezany, Czech Republic. Mr. Mracek has a PhD, Physical Metallurgy, Institute of Chemical Technology, Prague, Czech Republic, 1987 and MSc, Chemical Technology and Metallurgy, Institute of Chemical Technology, Prague, Czech Republic, 1980.


BOARD COMMITTEES AND MEETINGS

The Company's Board of Directors, which is responsible for the overall management of the business and affairs of the Company, held eleven meetings during the last fiscal year. Each director attended 81% or more of the aggregate of the total number of Board of Directors meetings.

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors had previously attempted to establish a Corporate Governance Committee, but during the past fiscal year, the Board of Directors, as a whole, has acted as the Corporate Governance Committee.

Audit Committee.  The Audit Committee is responsible for, among other things:
(a) retaining, overseeing, evaluating and, if appropriate, terminating the independent auditors (subject to shareholder approval); (b) annually reviewing the performance of the independent auditors and the Company's internal audit function; (c) at least annually, reviewing all relationships between the independent auditors and the Company to assess independence; (d) overseeing the Company's financial reporting process on behalf of the Board of Directors; (e) approving the nature and scope of services to be performed by the independent auditors and reviewing the range of their fees for such services; (f) reviewing the Company's financial statements that are included in the Company's reports on Form 10-KSB and Form 10-QSB; (g) reviewing the Company's accounting and financial controls, including the Company's policies and systems with respect to risk assessment and risk management; (h) establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and (i) reviewing the results of the annual audit and policies and practices regarding conflicts of interest and compliance with laws, rules and regulations.

The members of the Audit Committee during the past fiscal year were Messrs. Martino (Chairman) and McCormick. On March 1, 2004, Ms. Galvin was appointed by the Board of Directors to the Audit Committee to replace Mr. McCormick. The Audit Committee operates under a written charter for the Audit Committee, a copy of which is available from Mr. Rich Kaiser (1-800-631-8127). The Audit Committee held two meetings during the fiscal year ending September 30, 2003.

Compensation Committee. The Board of Directors has established a charter for the Compensation Committee which will be responsible for, among other things:
(a) recommending the cash and other incentive compensation, if any, to be paid to the Company's Executive Officers; (b) determining the individuals to whom and the terms upon which options will be granted under stock-based compensation plans approved by the Board of Directors; (c) the number of shares to be subject to each option; and (d) the form of consideration that may be paid upon the exercise of an option. In fiscal year ending September 30, 2003, the Board of Directors acted as a Compensation Committee. In April 2004, the Board of Directors appointed Mr. McCormick and Ms. Galvin as members of the Compensation Committee.

Compensation of Directors. The Company does not pay its Directors a retainer for attendance at board or committee meetings. The Company reimburses Directors for the reasonable expenses incurred in connection with attending meetings of the Board of Directors and its committees.

At the beginning of each fiscal year, each Director receives a 10-year option for the purchase of 50,000 shares of the common stock of the Company exercisable at the fair market value of the shares on the first trading day of October in each year. A Director who has or will serve on the Board of Directors for less than an entire fiscal year will be granted an option to purchase a pro-rata number of shares. The options are fully vested upon grant.

The Company has no other arrangements pursuant to which any of the Company's Directors were compensated during the fiscal year ended September 30, 2003 or are expected to be compensated in the future for any service provided as a Director.

In February 2004, the Company extended the termination date from March 14, 2004 to September 15, 2008 of options which had been previously granted to purchase an aggregate of 300, 000 shares of the common stock of the Company. These options had previously been granted to Gary L. Westerholm, Gregory N. Bakeman, John W. Sawarin and Rocco J. Martino. The options are exercisable at $1.00 per share.

Shareholder Nominations. The Board of Directors will consider nominees recommended by stockholders if the following procedures are satisfied. A stockholder of record of shares of a class entitled to vote at any meeting of stockholders called for the election of directors (an "Election Meeting") may make a nomination at the Election Meeting if, and only if, that stockholder first has delivered a notice to the Company, not less than 15 days nor more than 45 days before the Election Meeting; provided, however, that if the Company gives less than 30 days notice of the date of the Election Meeting or if the only public disclosure of the date of the Election Meeting is the written notice of the Election Meeting delivered to stockholders, a stockholder must deliver the notice no later than the close of business on the 10th day following the day on which the notice of the Election Meeting was mailed or the public disclosure of the meeting was made.

The stockholder's notice must set forth with respect to each proposed nominee:
(a) the name, age, business address and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the class and number of shares of capital stock of the Company that are beneficially owned by the nominee; (d) a statement that the nominee is willing to be nominated and to serve; and (e) such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. The stockholder's notice also must set forth the stockholder's name, address and the class and number of shares of capital stock of the Company that the stockholder beneficially owns.


AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of McKENZIE BAY INTERNATIONAL, LTD. for the year ended September 30, 2003 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees) and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003.


                                                Respectfully submitted,


                                                Rocco J. Martino, Chairman
                                                Doris F. Galvin




EXECUTIVE COMPENSATION

The following table shows certain information concerning the compensation earned during the fiscal year ended September 30, 2003 by the Chief Executive Officer and the Chief Financial Officer. No other executive officer of the Company earned compensation in excess of $100,000 during the fiscal year.

Summary Compensation Table


                                                            Long Term
                                                           Compensation
                                                           ------------
                                       Annual
                                     Compensation
                                     ------------              Awards
                                                             Securities
                                                       Underlying Options/SARs
Name and Principal Position   Fiscal Year     Salary  (shares of (common stock)
--------------------------------------------------------------------------------
Gary L. Westerholm,
President and CEO                2003        $115,500      200,000 shares

Gregory N. Bakeman,
Treasurer and CFO                2003        $110,250      200,000 shares



The Company's stock option plans have historically been administered by the Board of Directors. The Company last year established a Compensation Committee of the Board of Directors, but had not arrived at a charter for the Compensation Committee and so the committee did not become active in making recommendations concerning compensation matters to the Board of Directors. In March 2004, the Board of Directors adopted a charter for the Compensation Committee and in April, 2004, the Board of Directors appointed Stephen D. McCormick and Doris F. Galvin to the Compensation Committee. It is expected that the committee will determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option. Through this point, the full Board of Directors has taken all actions related to compensation issues of Executive Officers and Directors



The following table sets forth information regarding stock options granted to the Chief Executive Officer during the fiscal year ended September 30, 2003:

Name                   Number of       % of Total
                       Securities     Options/SARs
                       Underlying        Granted  to
                     Options/SARs      Employees in  Exercise or
                  Granted (shares of     Fiscal      Base Price     Expiration
                     common stock)        Year          ($/Sh)          Date
------------------  --------------  ---------------  ----------    ------------
Gary L. Westerholm      100,000                         $1.00        9/30/07
                         50,000         18.6%           $1.00        9/30/12
                         50,000                         $1.50        2/10/13



Gregory N. Bakeman      100,000                         $1.00        9/30/07
                         50,000         18.6%           $1.00        9/30/12
                         50,000                         $1.50        2/10/13





On February 21, 2002, the Company granted options to purchase shares of Common Stock over a five-year period to Mr. Westerholm under the Company's 2001 Employee Incentive Stock Option Plan. Mr. Westerholm is entitled to exercise his options at 110% of the fair market value of the Common Stock at the grant date. These options vest in equal increments over three years. Options terminate, subject to certain limited exercise provisions, in the event of death or termination of employment or directorship.

The following table summarizes the total number of options held by the Chief Executive Officer and the Chief Financial Officer as of September 30, 2003. An option is considered "in the money" for purposes of this table if its exercise price was lower than the market value of our common stock as of September 30, 2003 ($1.88 per share).

Name              Shares   Value      Number of Securities
                 Acquired Realized  Underlying Unexercised  Value of Unexercised
                    on       ($)     Options/SARs at FY-End     In-the Money
                 Exercise               (shares of                 Options/SARs
                                           common stock)           at FY-End
                                        Exercisable/              Exercisable/
                                        Unexercisable            Unexercisable
--------------------------------------------------------------------------------
Gary L. Westerholm  -0-     -0-     863,500/66,500          $669,465/$25,935
Gregory N. Bakeman  -0-     -0-     455,000/0               $350,900/0




EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT, AND
CHANGE IN CONTROL ARRANGEMENTS

On March 21, 2003, we entered into an employment agreement with each of Messrs. Westerholm, Bakeman and Sawarin pursuant to which they will serve as executive officers and receive annual base compensation of $121,000, $115,500 and $93,500, respectively. We have agreed to review the compensation annually during the last month of each fiscal year and to grant increases in compensation which will be effective on the first day of the immediately following calendar year, based upon the respective employee's performance, scope of responsibility assumed, compensation paid to similar employees in similar companies and such other factors as may guide us in setting reasonable compensation. In September 2003, we did not review the compensation because of our financial condition. Unless sooner terminated as provided for in the agreements, the terms of employment continue until April 1, 2006, provided, however, that such terms shall automatically be extended for additional periods of twelve months each unless we give notice, not less than three months prior to the expiration of the term, including any extensions, of the termination of the employment effective as of the next succeeding anniversary date of the expiration of the term or any extension. Each employee has the right to participate in all senior executive benefit, bonus and/or stock option plans we maintain and are available to our senior executive officers generally. In the event of the termination of an employee's employment as a result of disability, we will pay him an amount equal to his base annual salary less any credit for sick pay or other benefits received by him deriving from any private medical insurance or other similar arrangements entered into by us. Any of the employees may voluntarily terminate his employment with us at any time on at least 30 days prior written notice to us and shall then be entitled to receive his base salary until the date his employment terminates and certain other benefits. If there should be (a) a sale of substantially all our assets; (b) a merger, amalgamation or consolidation of us to form a new entity; or (c) a change in control of us and as a result an employee's employment is terminated but the acquirer or the new entity, as the case may be, offers the employee employment on terms and conditions that are essentially the same or better than those provided under his respective employment agreement, if the employee refuses that offer, the employee will not be entitled to any compensation under his employment agreement. If, however, upon any of such three events the employee is not offered employment by the acquirer or new entity, then the employee shall be entitled to receive his annual salary for a period of three years from the termination and any accrued but unpaid vacation pay. All other benefits the employee may have under the senior executive benefit bonus and/or stock option plans and programs of the employer shall be determined in accordance with the terms and conditions of such plans and programs. If we breach any provision of an employee's employment agreement and such breach is not cured by us within 15 days after receipt of written notice of the breach, the employee shall be entitled to receive his base salary for a period of three years and all other rights and benefits the employee may have under our senior executive benefit, bonus and/or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs. We are in breach of each of the employment agreements because we have not paid the required salaries.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 6, 2001, the Company entered into an agreement with Roberts Construction Company whereby Roberts Construction Company proposed to purchase the Kelsey Lake diamond mine, which is owned by Great Western Diamond Company, a subsidiary of the Company. Roberts Construction Company is a subsidiary of McCormick Incorporated. Stephen D. McCormick, a director of the Company, is President and a shareholder of McCormick Incorporated. At the time of entering into the agreement, however, Mr. McCormick was not a director of the Company.

The sale agreement provided that Roberts Construction Company was required to pay all operating costs and certain liabilities relating to the Kelsey Lake diamond mine, which would be applied to the purchase price of the mine if the deal was completed. If the purchase did not close, Roberts Construction Company was entitled to reimbursement of these costs. In March 2002, Roberts Construction Company informed the Company that it was terminating the agreement and would not complete the purchase. Accordingly, the Company reimbursed Roberts Construction Company for the costs and liabilities it incurred by issuing 952,317 shares of Common Stock to Roberts Construction Company and 101,471 shares of Common Stock to Mr. McCormick.

We previously granted Soquem an option to purchase a 20% undivided interest in the Lac Dore project if Soquem provided funding for 20% of the capital expenditures for the Lac Dore project. On April 17, 2003, Soquem relinquished any rights it had relating to the deposits in exchange for 250,000 shares of our common stock.

The company retained the firm of Larson, Harms & Bibeau, P.C. to perform certain legal services for the company and we expect to continue to do so in the future. Since October 1, 2002, we have incurred legal fees and expenses with such firm of approximately $160,000.00. Donald C. Harms, one of our Directors, is a principal of Larson, Harms & Bibeau, P.C. On May 15, 2003, we issued 20,000 shares of our common stock in consideration of the forgiveness of $17,100.00 we owed to Larson, Harms & Bibeau, P.C. At the direction of Larson, Harms & Bibeau, P.C. 10,000 of the shares were issued to a trust, the sole beneficiaries and co-trustees of which are Mr. Harms and his spouse. At the time of the issuance, the market value of our common stock was $.95 per share.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the fiscal year ended September 30, 2003, the Company believes that, except as provided below, its officers and directors timely complied with applicable filing requirements during the Company's last fiscal year. Exceptions: Mr. McCormick filed one report late involving a total of three transactions.


STOCKHOLDER PROPOSALS

Proposals that stockholders intend to present at the next Annual Meeting of Stockholders and that a stockholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company no later than December 4, 2004, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of stockholders should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the Secretary of McKenzie Bay International, Ltd., 975 Spaulding Avenue, Grand Rapids, Michigan 49546. All other proposals of stockholders that are intended to be presented at the next Annual Meeting of Stockholders must be received by the Company not later than fifteen days prior to the announced date of said meeting, or they will be considered untimely.


SOLICITATION OF PROXIES

The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation. Proxies may be solicited by nominees and other fiduciaries and by the Company's transfer agent who may mail materials or otherwise communicate with beneficial owners of shares held by them.

                                              By Order of the Board of Directors


Brighton, Michigan                                      John W. Sawarin
March 3, 2004                                           Secretary